UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State of other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

490 Villaume Avenue, South St. Paul, MN            55075

(Address of Principal Executive Offices)                 (Zip Code)

 (Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2006, Digital Angel Corporation (the “Company”) engaged Patricia M. Petersen, as Vice President and General Counsel.  Under the terms of her employment, Ms. Petersen will receive a base salary of $200,000 per year and an annual bonus calculated in the same manner as other executive officers of the Company.  She will also be issued a ten-year option to purchase 100,000 shares of the Company’s common stock exercisable at a strike price equal to the market value of the stock as of the close of the market on September 15, 2006.  The option will vest over a 5 year period.  Ms. Petersen will also be entitled to participate in any of the Company’s benefit plans or programs as are from time to time available to officers of the Company.  Additionally, the terms of her employment include provisions that entitle Ms. Petersen a severance benefit equal to one times her annual salary and target bonus (or average bonus if it is larger) in the event of a change in control that results in Ms. Petersen’s dismissal, a substantive change in the terms or location of her employment within six months of such change in control or if she is terminated without cause.

The Company issued a press release announcing the appointment on September 18, 2006.  The press release is attached as Exhibit 99.1.

Section 9- Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits
	99.1	Press release issued by Digital Angel Corporation on September 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2006

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Senior Vice President and Chief Financial Officer